UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 7, 2010

Performance Capital Management, LLC
(Exact name of registrant as specified in its charter)

California	0 – 50235	03-0375751
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 Village Drive, Suite 255
Buena Park, California	90621
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:        (714) 736-3790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Termination of Credit Facility

On July 13, 2004, effective June 10, 2004, Performance Capital Management, LLC (the “Company”) entered into a definitive Master Loan Agreement (“MLA”) with Varde Investment Partners, L.P. (“Varde”), a well-known participant in the debt collection industry, to augment its portfolio purchasing capacity using capital provided by Varde. To implement the MLA, the Company created a wholly-owned subsidiary, Matterhorn Financial Services, LLC (“Matterhorn”), which is also a party to the MLA. The facility provided for up to $25 million of capital (counting each dollar loaned on a cumulative basis) with a term ending in June 2009. In June 2009, Varde agreed to extend the termination date of the MLA to June 2010.

Matterhorn served as the entity that purchased portfolios under the MLA. Varde had a first priority security interest in all the assets of Matterhorn securing repayment of its loans and payment of its interest in residual collections. The Company also entered into a Servicing Agreement with Matterhorn as part of the MLA, whereby the Company serviced the portfolios owned by Matterhorn for a fee, and Varde had a security interest in Matterhorn's rights to proceeds under the Servicing Agreement.

Varde had the option of exercising its rights under its various security interests and the guaranty if an event of default occurred. These rights included demanding the immediate payment of all amounts due to Varde, as well as liquidating the portfolios owned by Matterhorn. A failure to make payments when due, if not cured within five days, was an event of default. Other events of default included:

—	Material breaches of representations and warranties;
—	Uncured breaches of agreements having a material adverse effect;
—	Bankruptcy or insolvency of Performance Capital Management, LLC or Matterhorn;
—	Fraudulent conveyances;
—	Defaults in other debt or debt-related agreements;
—	Failure to pay judgments when due;
—	Material loss or damage to, or unauthorized transfer of, the collateral;
—	Change in control of Performance Capital Management;
—	Termination of Performance Capital Management as the Servicer under the Servicing Agreement; and
—	Breach of Varde's right of first refusal to finance portfolio acquisitions.

Matterhorn had not kept up with its scheduled principal and interest payments to Varde over the past couple of years, which had entitled Varde to declare Matterhorn in default and commence with seizing the portfolios and selling them to pay amounts owed by Matterhorn to Varde. In an effort to prevent such an outcome, Matterhorn sought and received extensions for amounts owing to Varde. In lieu of commencing with a default, Varde had taken amounts that would have otherwise been paid to the Company to pay for amounts owing to it by Matterhorn.

In light of these circumstances, and the Board’s decision to dissolve and liquidate the Company, the Board determined that was in the best interests of the Company and its Members to structure a settlement among the Company, Varde and Matterhorn that included the sale of the portfolios owned by Matterhorn and the use of the sale proceeds to settle amounts owing by Matterhorn to Varde and the Company.

As a result, on January 7, 2010, the Company entered into an Agreement Regarding Loan (“Settlement Agreement”) with Varde and Matterhorn, the Company’s Board having approved the same on January 6, 2010. The Settlement Agreement provided for the payment of $1,075,425.36 to Varde in full settlement of all amounts owing to it by Matterhorn, including principal, interest and Varde's residual equity value in the portfolios. Varde also released all security interests it had in the portfolios owned by Matterhorn. The Settlement Agreement also provided that Matterhorn would retain $500,000 as a net settlement payment to the Company for its equity interest in the portfolios. The closing of the Settlement Agreement was January 11, 2010 and the effective date of the termination of the MLA was January 7, 2010. A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing disclosure is qualified by reference to the Termination Agreement.

Sale of Loan Portfolios

In connection with the Settlement Agreement, and conditioned upon its execution, Matterhorn entered into a Purchase and Sale Agreement (“PSA”) with North Star Capital Acquisition LLC, a Florida limited liability company (“North Star”) on January 8, 2010, the Company’s Board having approved the same on January 6, 2010. The closing of the PSA was January 11, 2010. Matterhorn sold all of its loan portfolios to North Star for $1,575,425.36. Under the PSA, North Star purchased the debt accounts “as is”, thereby relieving Matterhorn of any obligation to repurchase the accounts if North Star should determine that an account is deficient. A copy of the PSA is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the foregoing disclosure is qualified in its entirety by reference to the PSA.

Termination of Servicing Agreement with Matterhorn

With the termination of the MLA and sale of all of the Matterhorn portfolios, the Servicing Agreement between the Company and Matterhorn also terminated on January 7, 2010.

Outsourcing of Collections of the Company’s Portfolios

The Company’s cost to collect exceeded 100% of its collection revenues in December 2009. In an effort to reduce its operating expenses and preserve cash, the Company terminated all but four of its full-time employees and three of its part-time employees effective January 1, 2010, which was disclosed in a Report on Form 8-K dated January 1, 2010 and filed with the SEC on January 7, 2010.

As previously disclosed in a Report on Form 8-K dated December 15, 2009 and filed with the SEC on December 21, 2009, Mr. Darren Bard will be resigning as Chief Technology Officer effective January 15, 2010. The Board has agreed to retain him on a part-time, consulting basis to assist from time-to-time with transitional matters.

As a result of dismantling its collections infrastructure, the Company entered into an Agency Service Agreement (“Agency Agreement”) with Oliphant Financial Group, LLC, a Florida limited liability company (“Oliphant”) on January 11, 2010. The Agency Agreement provides for Oliphant to service all of the Company’s portfolios in exchange for a servicing fee of between 45% and 52% of gross receipts. Either party may terminate the Agency Agreement upon 30 days advance written notice to the non-terminating party. A copy of the Agency Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference, and the foregoing disclosure is qualified in its entirety by reference to the Agency Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

The Master Loan Agreement, as amended, by and among Varde Investment Partners, L.P., Performance Capital Management, LLC and Matterhorn Financial Services, LLC was terminated effective January 7, 2010. For additional disclosure regarding the termination of the Master Loan Agreement, see the section entitled Termination of Credit Facility under Item 1.01 in this Report on Form 8-K above, which disclosure is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On January 8, 2010, Matterhorn Financial Services, LLC, a wholly-owned subsidiary of Performance Capital Management, LLC, entered into a Purchase and Sale Agreement with North Star Capital Acquisition LLC, a Florida limited liability company, to sell all of its portfolios for $1,575,425.36 in connection with the termination of the credit facility with Varde Investment Partners, L.P. The Purchase and Sale Agreement closed on January 11, 2010. For additional disclosure regarding the sale of the Matterhorn Financial Services, LLC portfolios, see the section entitled Sale of Loan Portfolios under Item 1.01 in this Report on Form 8-K above, which disclosure is incorporated herein by reference.

Item 8.01.  Other Events.

Legal Proceedings

In addition to the two class action lawsuits disclosed in Performance Capital Management’s (the “Company”) report on Form 10-Q for the period ended September 30, 2009, two other lawsuits have been filed against the Company as follows.

In November 2009, a lawsuit was filed against the Company in Orange County Superior Court in the United States District Court for the Eastern District of New York by Mark Palmer (“Plaintiff”). An amended complaint was filed with the Court on November 30, 2009. Plaintiff makes broad, general assertions that the Company violated the Fair Debt Collection Practices Act, 15 U.S.C. Section 1692 et seq. with respect to its debt collection practices. Plaintiff seeks statutory and punitive damages as well as attorney’s fees and court costs. This lawsuit has been referred to legal counsel. The merits of the case have not yet been determined. The Company expects to prevail in this lawsuit; however, as litigation is inherently unpredictable, there can be no assurance in this regard. If the plaintiff does prevail, the results could have a material effect on the Company’s financial position.

On November 10, 2009, a purported class action lawsuit was filed against the Company in the United States District Court for the District of Massachusetts, Boston Division, on behalf of Ronald A. Luippold and a broad proposed class of debtors (“Plaintiffs”). Plaintiffs make broad, general assertions that the Company violated the Fair Debt Collection Practices Act, 15 U.S.C. Section 1692 et seq. with respect to its debt collection practices. Plaintiffs seek statutory and punitive damages as well as attorney’s fees and court costs. This lawsuit has been referred to legal counsel. The merits of the case have not yet been determined and no class has been certified. The Company expects to prevail in this lawsuit; however, as litigation is inherently unpredictable, there can be no assurance in this regard. If the Plaintiffs do prevail, the results could have a material effect on the Company’s financial position.

Should the Company proceed with dissolving and liquidating after a vote by its members (“Members”), all pending lawsuits will need to be resolved before the Company can distribute its remaining assets to its Members and dissolve.

Solicitation of Member Votes

As previously announced, and as described in the definitive proxy statement filed with the SEC on January 12, 2010, the Company is soliciting votes from its members to take action by written consent in lieu of a special meeting of the members to seek approval of a voluntary dissolution and liquidation of the Company. If such approval is received, the Company intends to proceed with an orderly wind down and dissolution of the Company, and cease its reporting obligations under the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The disclosure in this Report on Form 8-K is incorporated by reference in the definitive proxy statement filed by the Company with the SEC on January 12, 2010. Members are urged to read the proxy statement and other relevant materials filed by the Company with the SEC carefully, including this Report on Form 8-K, because they contain important information about the Company, the proposal and related matters. Members may to obtain free copies of the solicitation documents filed with the SEC on the Company’s web site at: http://www.cfpproxy.com/9101SM. Members may also request a copy of any document posted on the Company’s web site by writing to Performance Capital Management, LLC, 7001 Village Drive, Suite 255, Buena Park, California 90621, Attn: David J. Caldwell or by calling 1-714-736-3790 or toll-free 1-800-757-7700 extension 0.

FORWARD-LOOKING STATEMENTS

Except for the historical information presented in this document, the matters discussed in this Form 8-K or otherwise incorporated by reference into this document contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “may,” “will,” “intends,” “should,” “plan,” “assume” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by Performance Capital Management, LLC. You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this report on Form 8-K and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement Regarding Loan by and among Matterhorn Financial Services, LLC, Performance Capital Management, LLC and Varde Investment Partners, L.P. dated January 7, 2010

10.2	Purchase and Sale Agreement by and between Matterhorn Financial Services, LLC and North Star Capital Acquisition LLC dated January 8, 2010

10.3	Agency Service Agreement by and between Performance Capital Management, LLC and Oliphant Financial Group, LLC dated January 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE CAPITAL MANAGEMENT, LLC

January 13, 2010	By:	/s/ David J. Caldwell
(Date)	David J. Caldwell
Its: Chief Operations Officer